Exhibit 10.6

SEPARATION AGREEMENT

This Separation Agreement (“Agreement”) is entered as of August 26, 2020, between Philip L. Rose, Ph.D. (hereinafter referred to as “Executive”) and XG Sciences, Inc., a Michigan corporation, (hereinafter referred to as the “Company”). Executive and Company collectively are referred to as the “Parties,” and individually are referred to as a “Party.”

RECITALS

WHEREAS, Executive was employed by Company pursuant to the terms of an Employment Agreement dated December 16, 2013 (the “Employment Agreement”); and

WHEREAS, Executive has certain post-employment obligations set forth in the Confidentiality Agreement referenced in Section 6 of the Employment Agreement; and

WHEREAS, Effective August 26, 2020 (the “Resignation Date”), Executive has resigned without cause (as term is defined in the Employment Agreement) pursuant to Section 5 (c) of the Employment Agreement and resigned as a member of the Company’s Board of Directors; and

WHEREAS, while Executive is not entitled to certain post-resignation severance payments, Company is providing them to Executive provided that he executes and does not revoke this Agreement, which includes a full and general release of all liability; and

NOW, THEREFORE, in consideration of the promises, the performance of the covenants and agreements hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.           Adoption of Recitals. The Parties hereto adopt the above recitals as being true and correct, and they are incorporated herein as material parts of this Agreement.

2.           Severance Benefits.

a.       Provided that Executive signs and returns this Agreement to the Company without revoking it, and complies with the material terms of this Agreement, the Company will provide the following Severance Benefits for four (4) months from the Resignation Date: i) continuation of Executive’s current base salary at the biweekly rate of $8,923 at such times as the normally recurring payroll payments, and ii) 100% of the COBRA premiums for Executive’s and Executive’s family health insurance benefits as were in effect on the Resignation Date. Executive acknowledges that Executive has twenty-one (21) days after receipt of this Agreement to consider and accept this Agreement. Accordingly, Executive must sign and return this Agreement by 5:00 PM on September 16, 2020. Executive further acknowledges that after Executive has signed the Agreement, Executive may revoke the Agreement within seven (7) days of signing it.

b.       Section 409A Compliance. This Agreement is intended to comply, to the extent applicable, with the provisions of Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”) and shall, to the extent practicable, be construed in accordance with such section. For purposes of this Agreement, each amount to be paid or benefit to be provided will be construed as a separate identified payment for purposes of Section 409A, and any payments that are due within the “short term deferral period” as defined in Section 409A will not be treated as deferred compensation unless applicable law requires otherwise. The Company makes no representations or warranties that the payments provided under the Agreement or any other agreement comply with, or are exempt from, Section 409A, and in no event shall the Company be liable for any portion of any taxes, penalties, interest, or other expenses that may be incurred by Executive on account of Section 409A.

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3.          Release. In consideration of the Severance Benefits, Executive hereby fully, forever, irrevocably and unconditionally releases, remises and discharges XG Sciences, Inc., and its related affiliates, subsidiaries, parents, predecessors, and successors, and all of its respective past and present officers, directors, stockholders, partners, members, Executives, agents, representatives, plan administrators, attorneys, insurers and fiduciaries (each in their individual and corporate capacities) (collectively, the “Released Parties”) from any and all claims, charges, complaints, demands, actions, causes of action, suits, rights, debts, sums of money, costs, accounts, reckonings, covenants, contracts, agreements, promises, doings, omissions, damages, executions, obligations, liabilities, and expenses (including attorneys’ fees and costs), of every kind and nature that Executive ever had or now has against any or all of the Released Parties, including, but not limited to, any and all claims arising out of or relating to Executive’s employment with and/or separation from the Company, including, but not limited to, all claims under Title VII of the Civil Rights Act of 1964; the Americans With Disabilities Act of 1990; the Age Discrimination in Employment Act; the Genetic Information Nondiscrimination Act of 2008; the Family and Medical Leave Act; the Worker Adjustment and Retraining Notification Act; Section 806 of the Corporate and Criminal Fraud Accountability Act of 2002; the Rehabilitation Act of 1973; Executive Order 11246; Executive Order 11141; the Fair Credit Reporting Act; Sections 1981 and 1983 of the Civil Rights Act of 1866; Sections 1981 through 1988 of Title 42 of the United States Code, as amended; the Immigration Reform and Control Act; the Equal Pay Act; any local, state, federal or foreign whistleblower statute, regulation, ordinance or law, including the Michigan Whistleblowers Protection Act and whistleblower/retaliation claims under the workers’ compensation law; the Fair Labor Standards Act; the Consolidated Omnibus Reconciliation Act; the Occupational Safety and Health Act; the Fair Credit Reporting Act; the Older Workers’ Benefits Protection Act; the Executive Retirement Income Security Act of 1974; the Michigan Elliott-Larsen Civil Rights Act (ELCRA); the Michigan Persons with Disabilities Civil Rights Act; the Bullard-Plawecki Employee Right to Know Act; the Michigan Workforce Opportunity Wage Act; the Michigan Occupational Safety and Health Act (MIOSHA); the Michigan Social Security Number Privacy Act; the Michigan Internet Privacy Protection Act; any foreign, federal, state and/or local law, statute, regulation or ordinance prohibiting discrimination, retaliation and/or harassment or governing wage or commission payment claims; all common law claims including, but not limited to, actions in defamation, intentional infliction of emotional distress, misrepresentation, fraud, wrongful discharge, and breach of contract; all claims to any non-vested ownership interest in the Company, contractual or otherwise, and any claim or damage arising out of Executive’s employment with and/or separation from the Company (including a claim for retaliation) under any common law theory or any federal, state or local statute or ordinance not expressly referenced above. Executive understands that, by releasing all of Executive’s legally waivable claims, known or unknown, against the Released Parties, Executive is releasing all of Executive’s rights to bring any claims against any of them based on any actions, decisions or events occurring through the date Executive signs this Agreement including the terms and conditions of Executive’s employment and the termination/resignation of Executive’s employment.

As a part of this Agreement, Executive expressly agrees to the release of any rights or claims arising out of the Age Discrimination in Employment Act (“ADEA,” 29 U.S.C. § 621, et seq.), as amended, including the Older Workers Benefit Protection Act, and in connection with such waiver: (a) Executive is hereby advised to consult with an attorney prior to signing this Agreement; (b) Executive shall have a period of twenty-one (21) days from the date of receipt of this Agreement in which to consider the terms of this Agreement; and (c) Executive may revoke this Agreement at any time during the first seven (7) days following Executive’s execution of the Agreement, and the waiver and release shall not be effective or enforceable until the seven (7) day period has expired. As between Executive and the Released Parties, this Agreement does not constitute a waiver of any claim under the ADEA that may arise after the date of the execution of this Agreement.

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Executive understands that, by releasing all of Executive’s legally waiveable claims, known or unknown, against the Released Parties, Executive is releasing all of Executive’s rights to bring any claims against any of them based on any actions, decisions or events occurring through the date Executive signs this Agreement including the terms and conditions of Executive’s employment and the termination of Executive’s employment.

Nothing in this Agreement shall be construed to prohibit Executive from contacting, filing a charge or participating in any proceeding or investigation by the U.S. Equal Employment Opportunity Commission (“EEOC”), the Department of Labor (“DOL”), the National Labor Relations Board (“NLRB”), the Securities and Exchange Commission (“SEC”) or other government agency (collectively “Government Agencies”). Notwithstanding the foregoing, Executive agrees to waive any right to recover monetary damages in any charge, complaint, or lawsuit filed by Executive or on Executive’s behalf, with the exception of any award by the SEC.

4.           Continuing Obligations.

a.       Confidentiality. Executive acknowledges and reaffirms Executive’s obligation to keep confidential and not to disclose any and all non-public information concerning the Company that Executive acquired during the course of Executive’s employment with the Company, including, but not limited to, any non-public information concerning the Company’s business affairs, business prospects, and financial condition.

b.       Post-Employment Restrictive Covenants. Executive further acknowledges and reaffirms Executive’s post-employment obligations set forth in the Confidentiality Agreement referenced in Section 6 of the Employment Agreement, which remain in full force and effect, including but not limited to any non-compete, non-solicit and non-disclosure obligations.

5.           Cooperation. Following Executive’s resignation without cause (as defined in the Employment Agreement), Executive shall assist and cooperate with the Company in the orderly transition of work to others if so requested by the Company. Executive shall cooperate with the Company and be responsive to requests for information relating to business matters about which Executive may have information or knowledge and reasonably assist the Company, as the case may be, with any litigation, threatened litigation or arbitration proceeding relating to the Company’s business as to which business Executive had relevant knowledge, and the Company shall reimburse Executive for reasonable costs, including attorneys’ fees and expenses, actually incurred by Executive in connection with such assistance.

6.           Non-disparagement. Executive understands and agrees that as a condition for the consideration herein described, Executive shall not make any false, disparaging or derogatory statements to any person or entity, including any media outlet, regarding the Company or any of its affiliates, subsidiaries, directors, officers, Executives, agents or representatives or about the Company's or its subsidiaries’ business affairs and/or financial condition. Executive understands and agrees that Executive’s commitment not to defame, disparage, or impugn Company’s reputation constitutes a willing and voluntary waiver of Executive’s rights under the First Amendment of the United States Constitution and other laws. However, these non-disparagement obligations, do not limit Executive’s ability to truthfully communicate with the EEOC, DOL, NLRB, SEC, and comparable state or local agencies or departments whether such communication is initiated by Executive or in response to the government.

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7.           Communications with Government Agencies. Nothing in this Agreement or any other agreement between the Company and Executive or any policy of the Company:

a.       prohibits Executive from communicating with Government Agencies about a potential violation of the law;

b.       limits Executive’s ability, without notice to or approval from the Company: (i) to file a charge or complaint with a Government Agency; (ii) to participate in an investigation or proceeding conducted by a Government Agency; or (iii) to provide information or documents to a Government Agency in connection with an investigation or proceeding; or

c.       restricts Executive’s right to receive a reward or incentive for information provided to a Government Agency.

8.           Amendment and Waiver. This Agreement shall be binding upon the Parties and may not be modified in any manner, except by an instrument in writing of concurrent or subsequent date signed by duly authorized representatives of the Parties hereto. This Agreement is binding upon and shall inure to the benefit of the Parties and their respective agents, assigns, heirs, executors, successors and administrators. No delay or omission by the Company or Executive in exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion shall be effective only in that instance and shall not be construed as a bar to or waiver of any right on any other occasion.

9.           Validity. Should any provision of this Agreement be declared or be determined by any court of competent jurisdiction to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby and said illegal or invalid part, term or provision shall be deemed not to be a part of this Agreement.

10.       Severability. If any provision or part of a provision of this Agreement (except any provision or part of a provision contained in Sections 2 and 3 of this Agreement) shall be determined to be void or unenforceable by an arbitrator, court of law, administrative agency or tribunal of competent jurisdiction, the remainder of the Agreement shall remain valid and enforceable by any party, and all other valid provisions of the Agreement shall survive and continue to bind the parties. If, however, any provision or part of a provision contained in Sections 2 and/or 3 of this Agreement shall be determined to be void or unenforceable by an arbitrator, court of law, administrative agency or tribunal of competent jurisdiction, the entire Agreement shall be unenforceable, as each party recognizes and acknowledges that the duties, rights and obligations set forth in Sections 2 and 3 of this Agreement are essential to the Agreement.

11.         Nature of Agreement. Executive understands and agrees that this Agreement is a separation agreement and does not constitute an admission of liability or wrongdoing on the part of the Company.

12.         Acknowledgments. Executive acknowledges that Executive has been given at least 21 days to consider this Agreement, and that the Company advised Executive to consult with an attorney of Executive’s own choosing prior to signing this Agreement. Executive understands that Executive may revoke this Agreement for a period of seven (7) days after Executive signs this Agreement by notifying the Company, in writing, and the Agreement shall not be effective or enforceable until the expiration of the Revocation Period. For the avoidance of doubt, Executive understands and agrees that by entering into this Agreement, Executive is waiving any and all rights or claims Executive might have under the Age Discrimination in Employment Act, as amended by the Older Workers Benefit Protection Act, and that Executive has received consideration beyond that to which Executive was previously entitled.

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13.         Tax Provision. In connection with the separation benefits to be provided to Executive pursuant to the Employment Agreement, the Company shall withhold and remit to the tax authorities the amounts required under applicable law, and Executive shall be responsible for any and all applicable taxes with respect to such payments under applicable law. Executive acknowledges that Executive is not relying upon the advice or representation of the Company with respect to the tax treatment of any of the payments set forth in the Employment Agreement.

14.       Voluntary Assent. Executive affirms that no other promises or agreements of any kind have been made to or with Executive by any person or entity whatsoever to cause Executive to sign this Agreement, and that Executive fully understands the meaning and intent of this Agreement. Executive states and represents that Executive had an opportunity to fully discuss and review the terms of this Agreement with an attorney. Executive further states and represents that Executive has carefully read this Agreement, understands the contents herein, freely and voluntarily assents to all of the terms and conditions hereof and signs Executive’s name of Executive’s own free act.

15.       Entire Agreement. This Agreement, the Employment Agreement, Confidentiality Agreement referenced in Section 6 of the Employment Agreement, and the Stock Option Agreement, which survive termination/resignation of Executive’s employment with the Company, contain and constitute the entire understanding and agreement between Executive and the Company and supersede and cancel any other previous oral and written negotiations, agreements, and commitments between the Parties.

16.       Governing Law, Venue and Jurisdiction. This Agreement and all transactions contemplated by this Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Michigan without regard to any conflicts of laws, statutes, rules, regulations or ordinances. Executive consents to personal jurisdiction and venue in the Circuit Court in and for Ingham County, Michigan regarding any action arising under the terms of this Agreement and any and all other disputes between Executive and the Company.

17.       Arbitration. Any and all controversies and disputes between Executive and the Company arising from this Agreement or regarding any other matter whatsoever shall be submitted to arbitration before a single unbiased arbitrator skilled in arbitrating such disputes under the American Arbitration Association, utilizing its employment rules.  Any fees paid to the arbitrator or the American Arbitration Association shall be borne exclusively by the Company. The process for selecting a single unbiased arbitrator shall be decided between the Company and Executive.  If Executive and the Company are unable to agree upon a single unbiased arbitrator the selection rules imposed by the AAA shall be used.  Any arbitration action brought pursuant to this section shall be heard in Lansing, Michigan.  The arbitration shall be governed by the Michigan Uniform Arbitration Act (MCL Section 691.198 et seq.) and judgment upon the award rendered by the arbitration may be entered by any court having jurisdiction over such award.  The Circuit Court in and for Lansing, Michigan shall have concurrent jurisdiction with any arbitration panel for the purpose of entering temporary and permanent injunctive relief, but only with respect to any alleged breach of the Confidentiality Agreement referenced in Section 6 of the Employment Agreement. The arbitration proceedings shall be recorded, a transcript produced, and the arbitrator shall issue written findings of fact and conclusions of law in support of the arbitrator’s decision.

[Signatures Appear on the Following Page]

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Agreement Date.

EXECUTIVE	XG Sciences, Inc.

/s/ Philip. L Rose	By:	/s/Steven C. Jones
Philip L. Rose	Name:	Steven C. Jones
Its Authorized Representative

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